Exhibit 32.1


              Written Statement of the Chairman of the Board, Chief
             Executive Officer and President of Bandag, Incorporated
                       Pursuant to 18 U.S.C. Section 1350


     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman of the Board, Chief Executive Officer and President of Bandag, Incorporated (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Martin G. Carver
------------------------------------
Martin G. Carver
November 4, 2003



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